UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2013

IceWEB, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	571-287-2380

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01

Entry into a Material Definitive Agreement.

Between July 9, 2013 and July 12, 2013, IWEB Growth Fund lent us an aggregate of $75,000.00 under the terms of three separate Confession of Judgment Promissory Notes.  These notes, which are identical in their terms other than the dates and principal amounts, are for a one year term and bear interest at 12% per annum payable at maturity.  Embodied in each of the notes is a confession of judgment which means that should we default upon the payment of the note, we have agreed to permit IWEB Growth Fund to enter a judgment against us in the appropriate court in Virginia before filing suit against us for collection of the amounts. These loans were made pursuant to the Loan Agreement with IWEB Growth Fund that was entered into on November 9, 2012.  The cumulative borrowing under the Loan Agreement with IceWEB Growth Fund is $186,000.00.  We are using the net proceeds from these loans for general working capital.

The foregoing descriptions of the Loan Agreement and Confession of Judgment Promissory Notes are qualified in their entirety by reference to the agreements which were filed as Exhibits 10.31 and 10.32, respectively, to the Companys’ Current Report on Form 8-K filed with the SEC on November 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IceWEB, Inc.

Date: July 15, 2013	By: /s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer

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